UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011 (December 16, 2011)

CROGHAN BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

OHIO	0-20159	31-1073048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

323 CROGHAN STREET, FREMONT, OHIO		43420
(Address of principal executive offices)		(Zip Code)

(419) 332-7301

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 16, 2011, The Croghan Colonial Bank (the “Bank”), a wholly-owned subsidiary of Croghan Bancshares, Inc. (the “Company”), closed its acquisition of certain assets and assumption of certain liabilities related to four retail banking branches of Home Savings and Loan Company of Youngstown, Ohio (“Home Savings”). The branches are located in Tiffin (two branches), Fremont and Clyde, Ohio. The acquisition was consummated pursuant to a Purchase and Assumption Agreement dated as of August 31, 2011 (the “P&A Agreement”). In accordance with the terms of the P&A Agreement, the Bank assumed approximately $110 million in deposits and paid a 4.0% deposit premium on all non-public, non-jumbo and non-brokered deposits. The Bank also purchased the fixed assets of the four branches, together with approximately $22 million of performing consumer and residential loans associated with the branches.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROGHAN BANCSHARES, INC.

Date: December 22, 2011

	By:	/s/ Kendall W. Rieman
Kendall W. Rieman, Treasurer